UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2026

SERES THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37465	27-4326290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Cambridgepark Drive
Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-9626

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MCRB	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Seres Therapeutics, Inc. (the “Company”) announced today that the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”) has been scheduled for June 9, 2026. All holders of record of common stock outstanding as of the close of business on April 13, 2026 will be entitled to vote at the 2026 Annual Meeting. The time and location for the 2026 Annual Meeting will be set forth in the Company’s definitive proxy statement for the 2026 Annual Meeting.

As the 2026 Annual Meeting is being held more than 30 days after the anniversary of the Company’s 2025 annual meeting of stockholders under Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is hereby providing notice of the below revised deadline for qualified stockholder proposals bought pursuant to Rule 14a-8 of Exchange Act.

In order for a stockholder proposal for the 2026 Annual Meeting to be eligible for inclusion in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, the Company must receive the proposal and supporting statements at its principal executive office no later than the close of business on March 26, 2026 (which is the tenth (10th) day following the date of this Current Report on Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERES THERAPEUTICS, INC.

Date: March 16, 2026	By:	/s/ Thomas J. DesRosier
	Name:	Thomas J. DesRosier
	Title:	Executive Vice President and Chief Legal Officer